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                       SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C

                                  FORM 8-K/A

                              Amendment No. 1 to

                                 Current Report

             Filed pursuant to Section 12, 13, or 15(d) of the
                       Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported) October 9, 1997

                             EIP MICROWAVE, INC.
                       -----------------------------
                (Exact name of issuer as specified in charter)

           DELAWARE                     0-5351                 95-2148645

(State or other jurisdiction of       Commission            (I.R.S. Employer
 incorporation or organization)       file number        Identification Number)

                               3 Civic Plaza
                                 Suite 265
                       Newport Beach, California 92660
                   (Address of principal executive offices)

                                 714-720-1766
             (Registrant's telephone number, including area code)

                             1745 McCandless Drive
                          Milpitas, California 95035
                                 408-945-1477
                    (Address of principal place of business)

Item 4.  Change in Registrant's Certifying Accountant

(a)      Previous independent accountants

On October 9, 1997, EIP Microwave, Inc. (the "Company") dismissed Price Waterhouse LLP as its independent accountants. The reports of Price Waterhouse LLP on the financial statements for the years ended September 30, 1995 and 1996 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except that their reissued report on the financial statements for the year ended September 30, 1996, which was dual dated December 23, 1996 and October 23, 1997 includes an explanatory paragraph regarding the restatement to reflect waived directors fees as an extraordinary item and to express substantial doubt regarding the Company's ability to continue as a going concern. The Company's Audit Committee participated in and approved the decision to change independent accountants. In connection with its audits for the two most recent fiscal years and through October 9, 1997, there have been no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Price Waterhouse LLP would have caused them to make reference thereto in their report on the financial statements for such years. The Company has requested that Price Waterhouse LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated October 23, 1997, is filed as
Exhibit 16 to this Form 8-K/A.

(b)      New independent accountants

The Company engaged Meredith, Cardozo, Lanz & Chiu LLP as its new independent accountants as of October 9, 1997.


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Item 7.  Financial Statements and Exhibits

(c)  Exhibits

     16 Letter dated October 23, 1997 from Price Waterhouse LLP to the Securities and Exchange Commission.


                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       EIP MICROWAVE, INC.



October 24, 1997                       /s/ Lewis R. Foster
                                       ----------------------------------
                                           Lewis R. Foster
                                           President

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